UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 10, 2007

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2

(Exact name of registrant as specified in its charter)

Texas	0-13518	75-1933081
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street, Second Floor Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, in accordance with a consent statement dated September 17, 1996, the limited partners of Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”) approved the sale of the Partnership’s properties and the liquidation and dissolution of the Partnership. The last remaining property was sold on May 24, 2007.

The general partners of the Partnership are Prudential-Bache Properties, Inc. (“PBP”), George S. Watson, and A. Starke Taylor, III (collectively, the “General Partners”). PBP is the managing general partner and is responsible for the day-to-day operations of the Registrant and its investments.

As of October 10, 2007, each of the General Partners entered into a letter agreement (the “Letter Agreement”) pursuant to which the General Partners agreed that the Partnership had made adequate provision for its liabilities and therefore it should be liquidated and terminated by distributing all assets held by the Partnership after all of the Partnership’s expenses are paid and liabilities are addressed, without establishing any reserves. The Letter Agreement provides that the General Partners have addressed the potential environmental liabilities relating to the sale of the Partnership’s Hampton Park site in Maryland by making certain provisions, including but not limited to: purchasing additional environmental insurance, selling the site “as is”, limiting the Partnership’s indemnification provisions, and requiring the buyers of the property to establish a letter of credit. In connection with the sale of the property which closed on May 24, 2007, as previously disclosed, the Partnership provided an indemnification period of 120 days from the closing date to the buyers, and then an additional period of 30 days to file any claims. All of the determinations by the General Partners are subject to no claims being filed by the buyers prior to the termination of the claims period on October 22, 2007.

Subject to no such claims being filed, the General Partners have determined after review of the Partnership’s business, operations and history, that except for the environmental and related liabilities, there are no other liabilities, including contingent or unforeseen liabilities, for which reserves are necessary or actions need to be taken, so once the known liabilities have been paid, there will be no need for a liquidating trust or reserves to be established and, accordingly, the balance of the funds will be distributed to the partners. The Partnership expects to make the final distribution prior to November 30, 2007. Provided no indemnification claims are filed within the claim period, the managing general partner has established a record date of October 26, 2007 as the final transfer date of partnership interests.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, which is included as Exhibit 99.1.

Certain statements and information included in this Form 8-K constitute forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including but not limited to, the liquidation of the Partnership. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, including the timing and amount of all distributions and liabilities to be materially different from that anticipated. The Partnership disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Partnership believes its current expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Partnership can give no assurance that expectations will be attained or that actual results will not differ materially from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) Letter Agreement by and among George S. Watson, A. Starke Taylor, III, and Prudential-Bache Properties, Inc., dated as of October 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2 (Registrant)

Date: October 15, 2007	By:	Prudential-Bache Properties, Inc., a Delaware
Corporation, managing general partner

	By:	/S/ RICHARD F. WELCH
Richard F. Welch Chairman of the Board of Directors, President and Chief Executive Officer